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                                                                       EXHIBIT 7

                        BP AMOCO p.l.c. AND SUBSIDIARIES


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                                                                               Year ended
                                                                               December 31,
                                                                                     2000
                                                                             ------------
                                                                              ($ million)
Profit before taxation...............................................              16,934
BP's share of income in excess of dividends from joint ventures and
  associated undertakings............................................                (596)
Capitalized interest.................................................                (119)
                                                                             ------------
Profit as adjusted...................................................              16,219
                                                                             ============

Fixed charges
  Interest net of interest expense of joint ventures
    and associated undertakings......................................               1,363
  Rental expense representative of interest..........................                 385
  Capitalized interest...............................................                 119
                                                                             ------------
                                                                                    1,867
                                                                             ============

Total adjusted earnings available for payment of fixed charges.......              18,086
                                                                             ============
Ratio of earnings to fixed charges...................................                 9.7
                                                                             ============

Total adjusted  earnings  available for payment of fixed  charges,  after taking
  account of adjustments to profit before taxation to accord with US GAAP          17,189
                                                                             ============
Ratio of earnings to fixed charges with adjustments to accord with US GAAP            9.2
                                                                             ============



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